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                                                                    Exhibit 23.2

                           CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Preliminary Prospectus Supplements dated January 21, 1998 to the Prospectus contained in the Registration Statement (Form S-3 No. 333-40127) of Jacor Communications, Inc., Jacor Communications Company and the Subsidiary Guarantors and to the incorporation by reference therein of our report dated February 21, 1997, with respect to the consolidated financial statements of Premiere Radio Networks, Inc. included in Jacor Communications, Inc.'s Current Report on Form 8-K(A) dated April 7, 1997.


                                             ERNST & YOUNG LLP

Los Angeles, California
January 19, 1998